Exhibit 99.1

GRAYSON BANKSHARES, INC.

Financial Report
December 31, 2009

113 West Main Street s Post Office Box 186
Independence, Virginia  24348
(276) 773-2811

East Independence	(276) 773-2811
Elk Creek	(276) 655-4011
Galax	(276) 238-2411
Troutdale	(276) 677-3722
Sparta	(336) 372-2811
Carroll	(276) 238-8112
Hillsville	(276) 728-2810
Whitetop	(276) 388-3811
Wytheville	(276) 228-6050

Message to Shareholders

Dear Fellow Shareholders,

It is our pleasure to present our 4th Quarter, 2009 Financial Report to you.

We finished the year with total assets of $369,601,921, up $1,404,997, or 0.38% for the year.  Net loans decreased by $1,261,037, or 0.47%, while deposits increased by $7,753,042, or 2.54% over the course of the year.

Stockholders’ equity totaled $30,539,945 at December 31, 2009 compared to $29,016,695 at December 31, 2008, representing an increase of $1,523,250, or 5.25%. The book value of our stock at December 31, 2009 totaled $17.77 per share.  Dividends of 10 cents per share were declared and paid in December, for a total of 40 cents per share for the year.

The Company recorded net income of $50,941 for the quarter ended December 31, 2009 compared to a net loss of $218,973 for the same quarter in 2008.    Earnings for the year totaled $882,719, compared to $754,359 for the prior year.

A more detailed analysis of the Company’s financial condition and results of operations for 2009 will be available in the Company’s Annual Report which you will receive in coming weeks along with proxy materials for the Company’s annual meeting to be held on May 11, 2010.

As always, we appreciate your support, welcome your comments and the opportunity to serve you.

Sincerely,

Jacky K. Anderson

President and CEO

Consolidated Balance Sheets

	December 31,	December 31,
	2009	2008

Assets
Cash and due from banks	$8,937,124	$9,536,772
Federal funds sold	19,356,999	11,149,718
Investment securities	43,817,701	51,182,412
Loans	270,183,323	271,249,033
Less allowance for loan losses	3,555,273	3,359,946
Net loans	266,628,050	267,889,087
Properties and equipment	11,133,834	11,115,033
Accrued interest receivable	2,626,164	3,124,540
Other assets	17,102,049	14,199,362
Total assets	$369,601,921	$368,196,924

Liabilities
Demand deposits	$44,924,699	$41,883,404
Interest-bearing demand deposits	21,998,338	20,058,740
Savings deposits	43,592,437	37,092,225
Large denomination time deposits	67,294,642	68,860,088
Other time deposits	135,673,100	137,835,717
Total deposits	313,483,216	305,730,174

FHLB Advances	15,000,000	20,000,000
Other Borrowings	10,000,000	10,000,000
Accrued interest payable	382,653	492,105
Other liabilities	196,107	2,957,950
Total liabilities	339,061,976	339,180,229

Commitments and contingencies

Stockholders’ equity
Preferred stock, $25 par value; 500,000
shares authorized; none outstanding	-	-
Common stock, $1.25 par value; 2,000,000
shares authorized; 1,718,968 shares
issued and outstanding	2,148,710	2,148,710
Surplus	521,625	521,625
Retained earnings	28,497,214	28,302,082
Accumulated other comprehensive income (loss)	(627,604)	(1,955,722)
Total stockholders’ equity	30,539,945	29,016,695
Total liabilities and stockholders’ equity	$369,601,921	$368,196,924

Officers
Julian L. Givens	Chairman of the Board
Jacky K. Anderson	President & CEO
Dennis B. Gambill	Vice President
Brenda C. Smith	Secretary
Blake M. Edwards	Chief Financial Officer

Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Interest income
Loans and fees on loans	$4,395,694	$4,521,877	$17,813,275	$19,312,389
Interest on securities	480,764	594,115	2,066,558	2,307,415
Federal funds sold	9,807	22,910	37,187	329,750
Total interest income	4,886,265	5,138,902	19,917,020	21,949,554

Interest expense
Deposits	1,614,323	2,110,391	7,271,248	9,381,827
FHLB Advances	145,519	191,991	657,503	561,291
Other Borrowings	123,182	126,694	488,694	489,358
Total interest expense	1,883,024	2,429,076	8,417,445	10,432,476

Net interest income	3,003,241	2,709,826	11,499,575	11,517,078

Provision for loan losses	628,517	906,988	1,490,848	1,200,385
Net interest income after provision
for loan losses	2,374,724	1,802,838	10,008,727	10,316,693

Other income
Service charges on deposit accounts	295,183	250,985	1,031,306	956,049
Other income	350,348	310,897	1,211,539	(484,139)
Total other income	645,531	561,882	2,242,845	471,910

Other expenses
Salaries and employee benefits	1,630,262	1,609,022	6,553,441	6,009,825
Occupancy expense	135,257	118,522	494,863	389,215
Equipment expense	199,112	194,734	830,877	858,919
Other expense	1,064,382	923,358	3,389,371	2,827,987
Total other expense	3,029,013	2,845,636	11,268,552	10,085,946
Net income before income taxes	(8,758)	(480,916)	983,020	702,657

Income taxes	(59,699)	(261,943)	100,301	(51,702)
Net income	$250,821	$448,063	$981,204	$1,140,507
Net income	$50,941	$(218,973)	$882,719	$754,359
Net income per share	$.03	$(.13)	$.51	$.44
Weighted average shares outstanding	1,718,968	1,718,968	1,718,968	1,718,968

Board of Directors
Julian L. Givens	Retired Physician
Carl J. Richardson	Retired
Jacky K. Anderson	Grayson BankShares, Inc. and The Grayson National Bank
Jean W. Lindsey	Walters’ Drug, Inc.
Dennis B. Gambill	Grayson BankShares, Inc. and The Grayson National Bank
Jack E. Guynn, Jr.	Guynn Enterprises, Inc.
Charles T. Sturgill	Retired Grayson County Clerk of Court
J. David Vaughan	Vaughan Furniture
Thomas M. Jackson, Jr.	Attorney
Bryan L. Edwards	Sparta Town Manager
Hayden H. Horney	Wythe County Clerk of Court

Member Federal Deposit Insurance Corporation